SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary proxy statement

☐	Definitive proxy statement

☐	Confidential, for use of the Commission only as permitted by Rule 14a-6(e)(2)

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Coldwater Creek Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee previously paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing party:

4)	Date filed:

One Coldwater Creek Drive

Sandpoint, Idaho 83864

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 10, 2006

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of COLDWATER CREEK INC. (the “Company”), a Delaware corporation, which will be held at the Company’s corporate headquarters at One Coldwater Creek Drive, Sandpoint, Idaho 83864, at 9:30 a.m. Pacific Time on June 10, 2006 for the following purposes:

1.	To elect two Class III directors to the Company’s Board of Directors (the “Board”);

2.	To consider and vote upon a proposal to approve the 2006 Employee Stock Purchase Plan (the “ESPP”) and the reservation of 1,800,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), for issuance under the ESPP;

3.	To consider and vote upon a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation that will increase the number of authorized shares of Common Stock from 150,000,000 to 300,000,000 shares;

4.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007; and

5.	To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.

The Board has fixed the close of business on April 19, 2006 as the record date for determining those stockholders who will be entitled to vote at the meeting.

Representation of at least a majority of the shares of Common Stock of the Company entitled to vote, whether present in person or represented by proxy, is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. You may revoke your proxy at any time prior to the time it is voted. You may also revoke your proxy by attending the meeting and voting in person.

Please read the proxy material carefully. Your vote is important, and the Company appreciates your cooperation in considering and acting on the matters presented.

Very truly yours,

Dennis C. Pence

Chairman of the Board of Directors,

Chief Executive Officer and Secretary

Sandpoint, Idaho

May 8, 2006

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning the Proxy

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS OF

COLDWATER CREEK INC.

To Be Held June 10, 2006

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of COLDWATER CREEK INC. (“Coldwater Creek” or the “Company”) of proxies to be voted at the 2006 Annual Meeting of Stockholders (“Annual Meeting”) which will be held at 9:30 a.m. Pacific Time on June 10, 2006 at the Company’s corporate headquarters at One Coldwater Creek Drive, Sandpoint, Idaho 83864 or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (“Notice”). This Proxy Statement and the proxy card were first mailed to stockholders on or about May 8, 2006.

VOTING RIGHTS AND SOLICITATION

The close of business on April 19, 2006 is the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, 92,359,252 shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), were issued and outstanding. All of the shares of the Common Stock outstanding on the record date are entitled to vote at the Annual Meeting. Stockholders of record entitled to vote at the Annual Meeting will have one vote on the matters to be voted upon for each share of Common Stock so held.

Common Stock represented by proxies in the accompanying form which are properly executed and returned to Coldwater Creek will be voted at the Annual Meeting in accordance with the stockholder’s instructions contained therein. In the absence of contrary instructions, Common Stock represented by such proxies will be voted:

1.	FOR the election of two Class III directors as described herein under “Proposal 1-Election of Directors;”

2.	FOR the approval of the 2006 Employee Stock Purchase Plan and the reservation of 1,800,000 shares of Common Stock for issuance thereunder as described herein under “Proposal 2-Approval of the Company’s 2006 Employee Stock Purchase Plan;”

3.	FOR the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation that will increase the number of authorized shares of Common Stock from 150,000,000 to 300,000,000 shares as described herein under “Proposal 3-Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation;” and

4.	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007 as described herein under “Proposal 4-Ratification of Selection of the Company’s Independent Registered Public Accounting Firm.”

Management is not aware of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and accompanying Notice. If any other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Any stockholder has the right to revoke his or her proxy at any time before it is voted by (i) delivering a written notice of revocation or duly executed proxy bearing a later date to the Company at its principal executive office at One Coldwater Creek Drive, Sandpoint, Idaho 83864, Attention: Corporate Secretary, or (ii) attending the meeting and voting in person.

The election of the Class III directors shall be determined by a plurality of the votes cast.

The approval of Proposals 2 and 4 shall be determined by the affirmative vote of a majority of the votes cast by the stockholders who are present in person or represented by proxy who are entitled to vote at the Annual Meeting.

The approval of Proposal 3 shall be determined by the affirmative vote of a majority of the outstanding shares of Common Stock.

Abstentions are treated as shares present and entitled to vote for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors.

If you hold shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. Under the rules that govern brokers in such circumstances, brokers will have the discretion to vote such shares on routine matters, but not on non-routine matters. Broker non-votes are shares held by brokers or other nominees that do not have discretionary authority to vote an a matter and have not received specific voting instructions from their clients. Broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a proposal. Thus, broker non-votes will not otherwise affect the outcome of a proposal. However, because the approval of Proposal 3 requires the affirmative vote of all outstanding shares of Common Stock, broker non-votes will have the same effect as a vote against the proposal. Shares represented by broker non-votes are treated as shares present and entitled to vote for quorum purposes.

All votes will be tabulated by the appointed Inspector of Election. The Inspector of Election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

The entire cost of soliciting proxies will be borne by Coldwater Creek. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone or special letter by officers and other employees of Coldwater Creek for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Common Stock. Such persons may be reimbursed for their expenses. The Company has engaged Mellon Investor Services to assist in soliciting proxies, which it may solicit by telephone or in person. The Company anticipates paying Mellon Investor Services a fee of $6,500, plus expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Each member of the Board is assigned to one of three classes. One class is elected at each successive Annual Meeting to hold office for a three-year term and until successors of such class have been qualified and elected. Currently, the Board consists of seven directors, five of whom are independent as defined by the rules of the NASDAQ Stock Market (“NASDAQ”). The term of the Class III directors will expire at this Annual Meeting. The current Class III nominees to the Board, whose terms will expire at the 2009 Annual Stockholders Meeting, are set forth below.

The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below. Proxies may not be voted for a greater number of persons than the number of nominees named below. In the event that any other director is unable, or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable to serve or intends to decline to serve as a director.

The Board recommends that stockholders vote FOR the nominees listed below:

Name	Principal Occupation	Director Since	Age
Dennis C. Pence	Chairman of the Board of Directors, Chief Executive Officer and Secretary of Coldwater Creek Inc.	1988	56

Robert H. McCall	President, McCall & Landwehr, P.A.	1994	60

Dennis C. Pence co-founded Coldwater Creek in 1984, and has served as a Director since the Company’s incorporation in 1988, serving as the Board’s Chairman since July 1999 and as its Vice-Chairman prior to that. Since September 26, 2002, as well as from 1984 through December 2000, Mr. Pence has served as the Company’s Chief Executive Officer. From June 4, 2002, to September 25, 2002, he provided his executive management services to the Company. From January 5, 2002, to June 3, 2002, Mr. Pence served as the Company’s Interim Chief Financial Officer and Treasurer. From January 1, 2001 to January 4, 2002, Mr. Pence was semi-retired. Mr. Pence has also served as Chairman of the Board’s Executive Committee since its formation on May 2000, and, as Secretary since July 1998. From 1984 through 2000, Mr. Pence also served as the Company’s President. From April 1999 to December 2000, he was also the President of the Company’s Internet Commerce Division. Prior to co-founding Coldwater Creek, Mr. Pence was employed by Sony Corp. of America, a publicly held manufacturer of audio, video, communication, and information technology products, from 1975 to 1983, where his final position was National Marketing Manager-Consumer Video Products. Mr. Pence served as a Board member of Panhandle State Bank from March 2002 through December 2005.

Robert H. McCall, a Certified Public Accountant, has served as a Director since 1994, as Chairman of the Board’s Audit Committee since February 1995, as a member of the Board’s Nominating and Corporate Governance Committee since April 2004, and as a member of the Board’s Compensation Committee since June 2005. Mr. McCall has also served as a member of the Board’s Executive Committee since its formation in May 2000. From February 1995 to July 2000, Mr. McCall also served as a member of the Board’s Compensation Committee. Since 1981, Mr. McCall has been President of McCall & Landwehr, P.A., a certified public accounting firm.

Directors Not Standing for Election

Directors who are not standing for election at this year’s Annual Meeting are set forth below.

Name	Principal Occupation	Director Since	Class and Year in Which Term Will Expire	Age
James R. Alexander	President of Alexander & Co., LLC	2000 (Previously 1994- 1998)	Class II 2007	63

Jerry Gramaglia	Venture Partner for Arrowpath Venture Capital	2004	Class II 2007	50

Kay Isaacson-Leibowitz	Former Executive Vice President of Beauty Niches for Victoria’s Secret Stores	2005	Class II 2007	59

Curt Hecker	President and Chief Executive Officer, Intermountain Community Bancorp	1995	Class I 2008	45

Georgia Shonk-Simmons	President and Chief Merchandising Officer of Coldwater Creek Inc.	2001	Class I 2008	54

James R. Alexander has served as a Director since March 2000, as well as a member of the Board’s Audit Committee since July 2000, as a member of the Board’s Compensation Committee since November 2002, and as the Board’s Compensation Committee Chairman since June 2004. Mr. Alexander has also served as Chairman of the Board’s Nominating and Corporate Governance Committee from April 2004 to June 2004, and as a member of that Committee since April 2004. From July 2000 to July 2001, Mr. Alexander also served as a member of the Board’s Compensation Committee. Mr. Alexander had previously served as a Director, as well as Chairman of the Board’s Compensation Committee, from 1994 to 1998, before declining to stand for re-election due to other professional obligations. Mr. Alexander has been an independent catalog consultant for over 25 years, serving a variety of mail order retailers of apparel, gifts and home decor. Mr. Alexander is President of Alexander & Co., LLC, a direct marketing and retail consulting firm.

Jerry Gramaglia has served as a Director, as well as a member of both the Board’s Compensation Committee and Nominating and Corporate Governance Committee since June 2004. In May 2002, Mr. Gramaglia joined Arrowpath Venture Capital where he now serves as a Venture Partner. From June 1998 to May 2002, Mr. Gramaglia served as Chief Marketing Officer and subsequently as President and Chief Operations Officer for E*TRADE Group, Inc., a leading provider of electronic financial services. Mr. Gramaglia began his career at Procter & Gamble and subsequently held marketing and general management positions for Nestle, PepsiCo, Imasco and Sprint.

Kay Isaacson-Leibowitz has served as a Director since February 2005 and as a member of the Board’s Compensation Committee and the Nominating and Corporate Governance Committee since June 2005. Mrs. Isaacson-Leibowitz served as Executive Vice President of Beauty Niches for Victoria’s Secret Stores from July 2003 to February 2006. From 1995 to 2003, Mrs. Isaacson-Leibowitz served as Executive Vice President of Merchandising for Victoria’s Secret Stores. From 1994 to 1995, Mrs. Isaacson-Leibowitz served as acting President and Senior Vice President of Merchandising for Banana Republic. Mrs. Isaacson-Leibowitz also serves as Chairman of the Advisory Board for City University of New York Honors College and is a Board member for World of Children.

Curt Hecker has served as a Director, as well as a member of the Board’s Audit Committee, since August 1995, as a member of the Board’s Executive Committee since July 2001, as Chairman of the

Board’s Nominating and Corporate Governance Committee since June 2004 and as a member of that Committee since April 2004. Mr. Hecker also served as Chairman of the Board’s Compensation Committee from July 2001 to June 2004. Since October 1997, Mr. Hecker has served as President, Chief Executive Officer and a Board member of publicly held Intermountain Community Bancorp as well as Chief Executive Officer and a Board member of Panhandle State Bank, Intermountain Community Bancorp’s wholly-owned subsidiary. From August 1995 to October 2001, Mr. Hecker also served as President of Panhandle State Bank. Prior to joining Panhandle State Bank, Mr. Hecker held various management positions with West One Bank.

Georgia Shonk-Simmons has served as a Director, as well as the Company’s President, since January 1, 2001. Since September 26, 2002, Ms. Shonk-Simmons has served as the Company’s Chief Merchandising Officer. From January 1, 2001, to September 25, 2002, Ms. Shonk-Simmons served as the Company’s Chief Executive Officer. From April 1999 to December 2000, Ms. Shonk-Simmons served as President of the Company’s Catalog & Retail Sales Division. Ms. Shonk-Simmons joined the Company as Chief Merchant and Vice President of Merchandising in June 1998. From 1994 to 1998, Ms. Shonk-Simmons was Executive Vice President of the Newport News Catalog Division of Spiegel, Inc., a publicly held international retailer. Prior to that, from 1981 to 1994, Ms. Shonk-Simmons held a number of other positions of increasing responsibility with Spiegel, including Vice President of Merchandising for Spiegel Catalog beginning in 1991. Prior to joining Spiegel, Ms. Shonk-Simmons held various buyer positions with Lytton’s, Carson Pirie Scott and Hahne’s.

BOARD MEETINGS AND COMMITTEES

The Company’s Board held five meetings during fiscal 2005. Each incumbent director attended all of the Board meetings during fiscal 2005. Warren R. Hashagen, who was a director until June 11, 2005, did not attend one Board meeting during fiscal 2005. In addition, executive sessions of the independent directors without management present were held regularly throughout fiscal 2005 to discuss relevant subjects.

It is the Company’s policy that all directors attend the Company’s Annual Meeting of Stockholders, except directors whose terms are expiring at that Annual Meeting and who are not standing for re-election. All continuing directors attended the 2005 Annual Meeting of Stockholders, and it is anticipated that all directors will attend the 2006 Annual Meeting of Stockholders.

The Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Executive Committee held two meetings during fiscal 2005 and each member attended 100% of the meetings. The Audit Committee held ten meetings during fiscal 2005 for which there was 100% attendance by its members, with the exception of Warren R. Hashagen who attended all but one meeting. The Compensation Committee held eleven meetings during fiscal 2005 for which there was 100% attendance by its members. The Nominating and Corporate Governance Committee held six meetings during fiscal 2005 for which there was 100% attendance by its members, with the exception of James R. Alexander who was unable to attend one meeting and Kay Isaacson-Leibowitz who was unable to attend one meeting.

Executive Committee.    The Executive Committee is empowered to act in general for the entire Board in intervals between meetings of the Board, with the exception of certain matters that by law may not be delegated. The Executive Committee meets as necessary and all actions by the Executive Committee are reported to the Board. The Executive Committee will also administer the 2006 Employee Stock Purchase Plan if approved by the Company’s stockholders (see Proposal 2). The actions taken by the Executive Committee are binding and do not require ratification by the Board to be legally effective. The Executive Committee currently consists of Curt Hecker, Robert H. McCall and Dennis C. Pence (Chairman).

Audit Committee.    The Audit Committee’s primary responsibilities include the evaluation, appointment and oversight of the Company’s independent registered public accounting firm, the approval of all audit fees and all other compensation to be paid to the Company’s independent registered public accounting firm and of any non-audit services performed by the Company’s independent registered public accounting firm, the evaluation of the independence of the Company’s independent registered public accounting firm, the review and approval of the scope of audit activities performed by the Company’s independent registered public accounting firm, the review of accounting practices and internal controls and the review of audit results. The Audit Committee currently consists of James R. Alexander, Curt Hecker and Robert H. McCall (Chairman). Until June 11, 2005, the Committee also included Warren R. Hashagen. The Board has determined that all Committee members meet the independence requirements of the SEC and NASDAQ. The Board has also determined that Robert H. McCall qualifies as an “audit committee financial expert” within the meaning of the applicable rules of the SEC.

Compensation Committee.    The Compensation Committee is responsible for evaluating the performance of the Chief Executive Officer and reviewing and establishing the compensation structure for the Company’s executive officers, including salary rates, participation in incentive compensation and benefit plans and other forms of compensation, and administering the Company’s Amended and Restated Stock Option/Stock Issuance Plan. The Compensation Committee currently consists of James R. Alexander (Chairman), Jerry Gramaglia, Kay Isaacson-Leibowitz and Robert H. McCall. Until June 11, 2005 the Committee also included Warren R. Hashagen. The Board has determined that all of the Compensation Committee members meet the independence requirements of NASDAQ.

Nominating and Corporate Governance Committee.    The principal functions of the Nominating and Corporate Governance Committee are to identify and evaluate individuals qualified to become Board members, recommend to the Board candidates for election or re-election to, or removal from, the Board, consider and make recommendations to the Board concerning the size and composition of the Board, consider from time to time the Board committee structure and makeup, and recommend to the Board retirement policies and procedures affecting Board members. Additionally, this Committee assists the Board in its oversight responsibilities relating to the Company’s corporate governance matters. The Nominating and Corporate Governance Committee currently consists of James R. Alexander, Jerry Gramaglia, Curt Hecker (Chairman), Kay Isaacson-Leibowitz and Robert H. McCall. Until June 11, 2005 the Committee also included Warren R. Hashagen. The Board has determined that all of the Nominating and Corporate Governance Committee members meet the independence requirements of NASDAQ. The Nominating and Corporate Governance Committee considers Board candidates identified by its members, by other Board members or management, by stockholders and by other external sources, as described below.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Stockholder proposals intended to be considered for inclusion in next year’s Proxy Statement for the 2007 Annual Meeting of Stockholders must be received by Coldwater Creek no later than January 8, 2007. Such proposals may be included in next year’s Proxy Statement if they comply with certain rules and regulations promulgated by the SEC and the procedures set forth in the Company’s bylaws. For proposals not intended to be submitted for inclusion in next year’s Proxy Statement, but sought to be presented at the next Annual Meeting, the Company’s bylaws provide that stockholder proposals, including director nominations, must be received by the Company no later than the close of the 60th day nor earlier than the close of the 90th day prior to the first anniversary of the prior year’s Annual Meeting. The Company has additional requirements for stockholder nominations to the Board, as described below. In addition, proxies to be solicited by the Board for the 2007 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than March 24, 2007. All stockholder proposals must be in writing and mailed to the Company’s principal executive offices, One Coldwater Creek Drive, Sandpoint, Idaho 83864, Attention: Corporate Secretary.

Stockholder Nominations for Director.    Stockholders may recommend candidates for nomination to the Board for consideration by the Nominating and Corporate Governance Committee by submitting in writing the names and required supporting information described below to the Company’s principal executive offices, One Coldwater Creek Drive, Sandpoint, Idaho 83864, Attention: Corporate Secretary.

Such recommendation must include the following information:

•	information regarding the stockholder making the proposal, including name, address, and number of shares of Coldwater Creek stock beneficially owned by such person;

•	a representation that the stockholder or the stockholder’s nominee is entitled to vote at the meeting at which directors will be elected, and that the stockholder or the stockholder’s designee intends to cast its vote for the election of the director, if nominated;

•	the name and business address and residence of the person or persons being nominated and such other information regarding each nominated person that would be required in a proxy statement filed pursuant to the Security and Exchange Commission’s proxy rules, including, but not limited to:

•	a copy of the nominee’s resume;

•	biographical information for the last five years, including directorships and principal occupation or employment of such person;

•	date of birth;

•	a list of references;

•	a description of any relationship, arrangement or understanding between the stockholder and the nominee and any other person (including names) pursuant to which the nomination is being made;

•	a description of any direct or indirect relationship, arrangement or understanding between the stockholder or the nominee and the Company; and

•	the consent of each such nominee to be named in the Proxy Statement and to serve as a director if elected.

Following verification of this information, the Nominating and Corporate Governance Committee will make an initial analysis of the qualifications of the candidate pursuant to the director qualification criteria for director nominations described below. The Nominating and Corporate Governance Committee screens and evaluates potential candidates in the same manner regardless of the source of the recommendation.

Qualification Criteria for Director Nominations.    The Nominating and Corporate Governance Committee identifies, evaluates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and diversity. Potential candidates will be identified from a number of sources, including current Board members, employees, stockholders and other interested parties, as appropriate. The Nominating and Corporate Governance Committee is not required to nominate candidates who are recommended by stockholders, employees or other interested parties. Candidates nominated for election or re-election to the Board should possess the following qualifications:

•	The highest professional and personal ethics and values, consistent with the image and reputation of the Company.

•	High-level leadership experience in business and administrative functions with an ability to understand business problems and evaluate and formulate solutions.

•	Industry-related and other special expertise and skills that are relevant to the Company and complementary to the background and experience of other Board members.

•	Ability to devote the time necessary to carrying out the duties and responsibilities of Board membership.

•	Willingness to be an active, objective and constructive participant at meetings of the Board and its Committees.

•	Commitment to serve on the Board over a period of several years to develop knowledge about the Company’s business.

•	Commitment to enhancing stockholder value and representing the best interests of all stockholders and to objectively evaluate management performance.

•	The majority of directors on the Board should be “independent,” not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director. In addition, directors should be independent of any particular constituency and be able to represent all stockholders of the Company.

DIRECTOR COMPENSATION

Cash compensation paid to the non-employee directors for their service on the Board and its committees is as follows:

	Annual Retainer	Meeting Fees (1)
Board of Directors	$55,000	One hour or more: Under one hour:	$3,000 $1,000

Committees of the Board of Directors	$5,000	One hour or more: Under one hour:	$2,000 $ 500

Audit Committee Chair	$30,000

Compensation Committee Chair	$15,000

Nominating and Corporate Governance Committee Chair	$15,000

(1)	These meeting fees became effective for meetings held after October 1, 2005. For meetings held on or prior to October 1, 2005 during fiscal 2005, the fee amounts were as follows: $2,000 for each Board meeting that exceeded one hour and $500 for each meeting that did not exceed one hour; and $2,000 for each meeting of a committee of the Board.

During fiscal 2005, the Company also granted James R. Alexander, Jerry Gramaglia, Robert H. McCall, Curt Hecker and Kay Isaacson-Leibowitz restricted stock units (“RSUs”) having a value of $25,000. Each grant was for 1,487 shares of Common Stock, based on the $16.81 fair market value of the Common Stock on the October 1, 2005 grant date. The RSUs will vest on the date of this Annual Meeting.

During fiscal 2005, the Company also paid $8,114 on behalf of each James R. Alexander and Robert H. McCall for medical insurance premiums. Additionally, the Company paid $450 on behalf of each James R. Alexander, Jerry Gramaglia, Curt Hecker and Robert H. McCall for life insurance premiums.

Beginning in fiscal 2006, RSUs having a value of $25,000 will be automatically granted to each individual who continues to serve as a non-employee director on the date of the Company’s annual stockholders meeting, provided such individual has served as a non-employee director for at least 90 days. This automatic RSU grant will be based on the fair market value of the Common Stock on the date of grant. The RSUs will vest upon completion of one year of Board service measured from the grant date. These RSUs will be granted under the Company ‘s Amended and Restated Stock Option/Stock Issuance Plan and form of Stock Unit Agreement between the Company and the non-employee director. Each RSU will immediately vest in full upon certain corporate transactions or a change in control of the Company.

Additionally, new non-employee directors who join the Board will receive stock options to purchase 30,000 shares of Common Stock (the “New Director Options”). The New Director Options will have an exercise price equal to the fair market value of the Common Stock on the date of grant. These options will vest in one installment after the completion of three years of continuous Board service, as measured from the grant date. The New Director Options will be issued under the Company’s Amended and Restated Stock Option/Stock Issuance Plan and form of Non-Qualified Stock Option Agreement between the Company and the non-employee director. Each New Director Option will immediately vest in full upon certain corporate transactions or a change in control of the Company.

CORPORATE GOVERNANCE

Codes of Conduct

The Company has adopted a Code of Ethics for its Principal Executive Officer, its Principal Financial Officer and its Principal Accounting Officer. A copy of this Code of Ethics is available on the Investor Relations portion of the Company’s website at http://www.coldwatercreek.com. Any future amendments to this Code of Ethics, and any waiver of this Code of Ethics that applies to the Company’s Principal Executive Officer, Principal Financial Officer or Principal Accounting Officer, will also be posted on http://www.coldwatercreek.com.

The Company has adopted a Code of Business Conduct and Ethics for the members of its Board. A copy of this Code of Business Conduct and Ethics is available on the Investor Relations portion of the Company’s website at http://www.coldwatercreek.com. Any future amendments to or waivers of this Code of Business Conduct and Ethics will also be posted on http://www.coldwatercreek.com.

The Company’s Code of Business Conduct applicable to all its employees is also available on the Investor Relations portion of the Company’s website at http://www.coldwatercreek.com. Any future amendments to this Code of Business Conduct will also be posted on http://www.coldwatercreek.com.

Board Committee Charters

The Charters of the Audit Committee, the Executive Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are available on the Investor Relations portion of the Company’s website at http://www.coldwatercreek.com. A copy of the Audit Committee Charter, which was amended in June 2005, is also attached as Appendix A to this Proxy Statement.

Board Independence

The Board has determined that five of the seven directors who currently serve on the Company’s Board of Directors are “independent” within the meaning of NASDAQ rules. In addition, the Board has determined that each member of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is independent as required by the rules of the SEC and NASDAQ.

Stockholder Communications With the Board of Directors

Stockholders and other interested parties may contact the Board of Directors, or any member of the Board, at the following address:

Coldwater Creek Board of Directors

c/o Coldwater Creek Inc.

One Coldwater Creek Drive

Sandpoint, ID 83864

Or by e-mail at BoardofDirectors@thecreek.com

Information about the procedures for contacting the Board of Directors is available on the Investor Relations portion of the Company’s website at http://www.coldwatercreek.com.

Information on the Company’s website is not incorporated by reference into this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Stock as of March 31, 2006, by:

•	each person, or group of affiliated persons, known by the Company to beneficially own more than 5% of the outstanding shares of its Common Stock;

•	each director and nominee for director;

•	the Company’s Chief Executive Officer and each of its other four most highly compensated executive officers as of the end of its 2005 fiscal year; and

•	all of the Company’s current directors and executive officers as a group.

All shares are subject to the named person’s sole voting and investment power except where otherwise indicated.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned (a)
Dennis Pence (b)(c)	32,506,666	35.21%

Ann Pence (b)(d)	32,506,666	35.21%

FMR Corp (e)	5,214,900	5.65%

James R. Alexander (f)	44,700	*

Jerry Gramaglia (g)	75,216	*

Curt Hecker (h)	202,494	*

Kay Isaacson-Leibowitz (i)	50,144	*

Robert H. McCall (j)	122,347	*

Georgia Shonk-Simmons (k)	573,482	*

Melvin Dick (l)	245,341	*

Dan Griesemer (m)	300,365	*

Dan Moen (n)	50,476	*

All Directors and Executive Officers as a group (11 persons) (o)	34,257,792	36.46%

*	Less than one percent.

(a)	The information in this table is based upon information furnished to the Company by each director, executive officer and principal stockholder or contained in filings made by these persons with the

SEC. The calculation of the percentage of shares beneficially owned is based on 92,318,349 shares of the Company’s Common Stock outstanding as of March 31, 2006. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after March 31, 2006, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(b)	Dennis Pence and Ann Pence divorced in June 2003. They continue to share voting power over the shares each of them hold directly pursuant to an informal agreement. This arrangement may be terminated by either of them at any time.

(c)	Includes (a) 17,998,672 shares owned of record by Ann Pence; (b) 244,687 shares owned of record by the JCP Irrevocable Trust; (c) 135,000 shares owned of record by the Dancing River Foundation; and (d) 150,000 shares owned of record by the Wild Rose Foundation. Mr. Pence disclaims beneficial ownership over all such shares. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho 83864.

(d)	Includes (a) 13,978,307 shares owned of record by Dennis Pence; (b) 244,687 shares owned of record by the JCP Irrevocable Trust; (c) 135,000 shares owned of record by the Dancing River Foundation; and (d) 150,000 shares owned of record by the Wild Rose Foundation. Ms. Pence disclaims beneficial ownership over all such shares. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho 83864.

(e)	Consists of 5,214,900 shares beneficially owned by FMR Corp. as reported on Form 13G as of December 31, 2005. Address: 82 Devonshire Street, Boston, Massachusetts 02109.

(f)	Includes 41,513 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2006. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho 83864.

(g)	Includes 67,716 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2006. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho 83864.

(h)	Includes 165,929 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2006. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho 83864.

(i)	Includes 45,144 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2006. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho 83864.

(j)	Consists of 122,347 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2006. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho 83864.

(k)	Includes 558,680 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2006. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho 83864.

(l)	Includes 222,046 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2006. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho 83864.

(m)	Consists of 300,365 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2006. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho 83864.

(n)	Includes 28,201 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2006. Address: c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho 83864.

(o)	Includes 1,634,305 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2006.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning compensation earned by the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers whose salary and bonus for the 2005 fiscal year was in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries. The persons named in the table are hereinafter referred to as the “Named Executive Officers.”

		Annual Compensation			Long Term Compensation
Name & Position	Fiscal Year	Salary	Bonus		Restricted Stock Units		Number of Securities Underlying Options	All other Compensation (7)
Dennis Pence Chairman of the Board, Secretary and Chief Executive Officer	2005 2004 2003	$800,000 700,000 600,000	$1,037,066 1,315,177 220,500		— — —		— — —	$12,881 6,410 2,343	(1) (1) (1)

Georgia Shonk-Simmons President and Chief Merchandising Officer	2005 2004 2003	525,000 500,000 475,000	1,776,455 438,392 115,500	(2) (2) (2)	26,400 — —	(6)	47,700 — —	10,696 5,384 2,758	(1) (1) (1)

Dan Griesemer Executive Vice President, Sales & Marketing	2005 2004 2003	400,000 350,000 270,000	637,096 420,011 105,000	(3) (3) (3)	30,750 — —	(6)	55,650 84,375 177,188	9,120 5,142 1,038	(1) (1) (1)

Melvin Dick Executive Vice President and Chief Financial Officer	2005 2004 2003	375,000 325,000 300,000	274,997 355,752 96,250	(4) (4) (4)	19,800 — —	(6)	35,850 50,625 126,563	9,120 2,858 1,731	(1) (1) (1)

Dan Moen Senior Vice President and Chief Information Officer	2005 2004 2003	275,000 222,000 201,185	215,111 154,105 27,895	(5) (5) (5)	13,200 — —	(6)	23,850 25,313 50,625	7,577 5,865 6,167	(1) (1) (1)

(1)	Primarily represents matching contributions made by the Company to the Named Executive Officers’ accounts under the Company’s 401(k) Plan.

(2)	The amount reported for fiscal 2005 includes payment of the deferred compensation bonus amount of $1,425,000 on September 1, 2005. See “Deferred Compensation Program” for further details. The amounts reported for fiscal 2004 and 2003 exclude the Company’s accrual of $456,108 and $454,037, respectively, of Ms. Shonk-Simmons’ deferred compensation bonus under this program.

(3)	The amount reported for fiscal 2005 includes payment of the deferred compensation bonus amount of $300,000 on September 1, 2005. See “Deferred Compensation Program” for further details. The amounts reported for fiscal 2004 and 2003 exclude the Company’s accrual of $83,891 and $80,456, respectively, of Mr. Griesemer’s deferred compensation bonus under this program.

(4)	Excludes the Company’s accrual of $75,000, $75,000 and $62,019 for fiscal year 2005, 2004 and 2003, respectively, of a deferred compensation bonus payable to Mr. Dick under the program described below. See “Deferred Compensation Program” for further details.

(5)	Excludes the Company’s accrual of $75,000, $56,250 and $10,417 for fiscal year 2005, 2004 and 2003, respectively, of a deferred compensation bonus payable to Mr. Moen under the program as described below. See “Deferred Compensation Program” for further details.

(6)	Restricted Stock Units are granted pursuant to the Company’s Amended and Restated Stock Option/Stock Issuance Plan and will vest and be deliverable on May 8, 2008.

(7)	These amounts do not include imputed compensation related to the personal use of the Company’s business jet fractional share program by the Named Executive Officers. The imputed compensation was less than $50,000 for any Named Executive Officer.

Deferred Compensation Program

The Compensation Committee authorized compensation bonus pools for officers subject to the reporting requirements of Section 16 of the Securities and Exchange Act of 1934 (“Section 16 officers”) that, in aggregate, totaled $600,000 at January 28, 2006. The Company’s Chief Executive Officer authorized compensation bonus pools for other employees that, in aggregate, totaled $4.7 million at January 28, 2006. These bonus pools serve as additional incentives to retain certain key employees. The Company is accruing the related compensation expense to each employee on a straight-line basis over the retention periods as it is currently anticipated that the performance criteria specified in the agreements will be met. On September 1, 2005, Ms. Shonk-Simmons and Mr. Griesemer were paid $1,425,000 and $300,000 respectively under the deferred compensation program, pursuant to awards made under the program in 2002.

The total compensation and dates to be paid are summarized as follows (in thousands):

Description	Amount	Dates to be paid (1)
Named Executive Officers:
Melvin Dick	$225	April 2006
Dan Moen	225	May 2007

	$450

Other Executive Officer:
Gerard El Chaar	150	April 2006

Thirty-two non-executive employees	4,675	April 2006-April 2009

Total	$5,125

(1)	The amounts will be paid contingent upon (a) continued employment by the employee through the date of payment, (b) the Company’s achievement of earnings equal to at least two-thirds of its plan for the prior fiscal year and (c) satisfactory performance evaluations for the employee.

Option Grants in Last Fiscal Year

The following table contains information concerning stock options granted to the Named Executive Officers during the fiscal year ended January 28, 2006. All grants were made under the Company’s Amended and Restated Stock Option/Stock Issuance Plan. No stock appreciation rights (“SAR”) were granted to the Named Executive Officers during the fiscal year ended January 28, 2006.

	Individual Grants
Name	Number of securities underlying options/SAR granted (#)	% of total options/SAR granted to employees in fiscal year (%)	Exercise or base price ($/share) (1)	Market price on date of grant ($)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (2)
						5% ($)	10% ($)
Dennis C. Pence	—	—	—	—	—	—	—
Georgia Shonk-Simmons	47,700 (3)(4)	9.2%	$11.38	$11.38	5/8/2012	$220,985	$514,988
Dan Griesemer	55,650 (3)(4)	10.7%	11.38	11.38	5/8/2012	257,815	600,820
Melvin Dick	35,850 (3)(4)	6.9%	11.38	11.38	5/8/2012	166,086	387,051
Dan Moen	23,850 (3)(4)	4.6%	11.38	11.38	5/8/2012	110,492	257,494

(1)	The exercise price may be paid in cash or in shares of the Company’s Common Stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price.

(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the SEC of five percent and ten percent compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the amounts reflected will be achieved.

(3)	These options vest in three equal annual installments measured from the grant date.

(4)	These options will become exercisable on an accelerated basis upon liquidation or dissolution of the Company or a merger or consolidation in which there is a change in ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities, unless the option is assumed by the surviving entity or replaced with a comparable option relating to the shares of capital stock of the acquiring entity or replaced with a cash incentive program that preserves the spread at the time of such transaction and provides for payout over the vesting schedule of such option.

Option Exercises and Holdings

The following table provides information with respect to the Named Executive Officers concerning exercises of options during fiscal 2005 and unexercised options held as of January 28, 2006. No SARs have been granted to any Named Executive Officer.

Aggregated Option/SAR Exercises in Last Fiscal Year and

Fiscal Year-End Option/SAR Values

	Shares acquired on exercise (#)	Value realized ($)(1)	Number of securities underlying unexercised options at fiscal year end (#)		Value of unexercised in-the-money options at fiscal year end ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Dennis Pence	—	—	—	—	—	—
Georgia Shonk-Simmons	209,940	$3,540,464	617,780	47,700	$11,409,962	$871,002
Dan Griesemer	—	—	239,627	267,431	4,318,620	4,159,592
Melvin Dick	—	—	174,658	228,225	3,098,560	3,683,699
Dan Moen	22,275	342,306	5,063	86,625	73,110	1,311,037

(1)	Based upon the closing selling price of the Common Stock, as reported by NASDAQ on the exercise date, less the exercise price paid per share.

(2)	Based upon the closing selling price of $20.76 per share on January 28, 2006, as reported by NASDAQ on that date, less the option exercise price payable per share.

Supplemental Employee Retirement Plan

On October 1, 2005, the Board approved a Supplemental Employee Retirement Plan (“SERP”) for certain executive officers and key employees of the Company effective as of October 30, 2005. The SERP is an unfunded, non-qualified benefit plan that will provide eligible participants with monthly benefits upon retirement, termination of employment, death or disability, subject to certain conditions. The initial participants in the SERP were Georgia Shonk-Simmons, Melvin Dick, and Dan Griesemer, and on November 1, 2005 the Compensation Committee approved Dennis C. Pence as an additional participant.

The following table sets forth the aggregate estimated annual retirement benefits as January 28, 2006 for the years of service and compensation levels specified below.

	Years of Service
Remuneration	5	10	15	20
$300,000	$37,500	$75,000	$112,500	$150,000
400,000	50,000	100,000	150,000	200,000
500,000	62,500	125,000	187,500	250,000
600,000	75,000	150,000	225,000	300,000
700,000	87,500	175,000	262,500	350,000
800,000	100,000	200,000	300,000	400,000
900,000	112,500	225,000	337,500	450,000
1,000,000	125,000	250,000	375,000	500,000

Normal SERP retirement benefits are determined by multiplying a percentage equal to 2.5% of each eligible executive’s average monthly earnings by the number of years of a participant’s service with the Company, up to a maximum of 20 years. “Average monthly earnings” means the highest average of the participant’s monthly base salary during any consecutive 60-month period after October 30, 2005 in which the participant is an employee in the 120 months preceding his or her employment termination. For purposes of this calculation in applicable circumstances, the 60- and 120-month periods shall refer to such fewer number of months as measured from October 30, 2005 to a participant’s employment termination date. As of the effective date of the SERP, Mr. Pence was credited with 22 years of service, Ms. Shonk-Simmons with 7.33 years of service, Mr. Dick with 3.33 years of service and Mr. Griesemer with 4.08 years of service.

No benefits will be payable under the SERP upon retirement unless a participant has become fully vested. SERP benefits vest as to each participant after he or she (a) provides continuous services to the Company for at least (i) five years after adoption of the SERP or (ii) a total of 15 years and (b) reaches the age of 55. If a participant engages in certain competitive activities or in fraudulent or dishonest conduct or otherwise fails to comply with the Company’s professional or ethical standards, all SERP benefits of such participant will immediately cease and be forfeited. Further, in the event of a change in control of the Company, the Board has the discretion to accelerate the vesting of all accrued benefits under the SERP and provide for a lump-sum payment to each participant equal to the actuarial equivalent of each participant’s accrued benefits.

Benefits are generally payable to vested participants over their lifetime after separation from service on or after age 62, subject to the advance election by a participant for his or her spouse to receive a survivor annuity equal to 50% or 100% of the participant’s benefit. If a participant continues providing services after age 62, the benefit will continue to accrue (subject to the 20-year maximum) and vested benefits will be payable upon retirement. If a vested participant retires before reaching the age of 62, his or her SERP benefit will stop accruing and the amount of the SERP benefit will be reduced by multiplying his or her normal retirement benefit by 4% for each year that his or her age is under 62 as of the date of retirement.

Upon termination due to a participant’s disability, if the participant is not vested, the participant will continue to accrue years of benefit service and years of vested service during the period of disability until he or she is fully vested, and benefit payments would commence at the earliest of early retirement age (age 55) or when vested. Benefits payable upon disability are offset by amounts received under the Company’s long term disability plan, but are not offset by social security or other offset amounts. If a participant dies before becoming vested in the SERP or dies without a surviving spouse, no benefits are payable. If a vested participant dies prior to retirement and has a surviving spouse, the spouse will receive during his or her lifetime monthly payments in the amount that would have been payable if the participant had survived and had elected the 50% joint and survivor annuity. If a participant dies after retirement, survivor benefits are payable only if the participant had elected payment of a joint and survivor annuity.

Compensation Committee Report on Executive Compensation

The Board’s Compensation Committee is comprised solely of non-employee, independent directors. Since June 11, 2005, the Compensation Committee has consisted of James R. Alexander (Chairman), Jerry Gramaglia, Kay Isaacson-Leibowitz and Robert H. McCall. From June 12, 2004 to June 11, 2005, the Compensation Committee consisted of James R. Alexander (Chairman), Jerry Gramaglia and Warren R. Hashagen. The Compensation Committee met eleven times during the fiscal year ended January 28, 2006.

The Compensation Committee is responsible for evaluating the performance of the Chief Executive Officer (“CEO”) and determining the salaries, bonuses, deferred and other compensation of the CEO and the Company’s other executive officers. The Compensation Committee also has the sole and exclusive authority to grant stock options and RSUs to the Company’s executive officers under the Company’s Amended and Restated Stock Option/Stock Issuance Plan (the “Plan”).

The policies of the Compensation Committee with respect to executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of shareholder value. The Compensation Committee seeks to balance the desire for immediate earnings and the longer term goal of enhancing shareholder value. To meet these goals, the Compensation Committee has adopted a mix among the compensation elements of salary, bonus, deferred compensation, stock options and restricted stock units.

The Compensation Committee determines the base salaries for executive officers based upon a review of salary surveys for comparable positions in similar companies. The Compensation Committee may further adjust the salary of an executive officer based upon the Company’s overall financial or other performance during the previous year, the executive officer’s responsibilities and relative position within the Company during the previous year, including any changes therein, and the executive officer’s performance against the objectives established for his or her area of responsibility during the previous year.

Under the Company’s executive incentive program, executive officers may receive a component of their compensation in bonus payments, based on the Compensation Committee’s evaluation of the individual’s performance and overall corporate performance against financial and other goals. As in prior years, in fiscal 2005 the portion attributable to the Company’s performance was determined for each participant based on target levels of revenue growth and EBIT (earnings before interest and taxes) performance. The targets for revenue growth and EBIT are set at the beginning of the fiscal year and are the same for all participants, although award amounts differ by level. If either revenue growth or EBIT does not exceed a minimum level, no bonus will be awarded under the program.

In awarding stock options and RSUs, the Compensation Committee considers a number of factors, including an executive officer’s responsibilities and relative position within the Company, including any changes therein, the individual performance of the executive officer, the executive officer’s existing equity interest in the Company, including stock options and/or RSUs held, the extent to which any stock options and/or RSUs held remain unvested, and the total number of stock options and/or RSUs to be awarded.

The Company has also entered into deferred compensation agreements with certain of its current executive officers, other than Mr. Pence. These agreements are designed to encourage retention. The agreements generally provide for a lump-sum cash payment at the end of a three-year performance period, assuming certain performance standards are met. These standards include the individual’s continued employment and performance at a “meets expectations” level, and the Company’s achievement of a minimum net income target based on its internal business plan.

Following an analysis of the total compensation payable to the Company’s executive officers, the cost of various compensation alternatives, peer company comparator data, the desire to balance short- and long-term compensation for the Company’s executive officers and other factors, and after consultation with outside compensation consultants, the Committee adopted a Supplemental Employee Retirement Plan (“SERP”) in October 2005 for certain executive officers and key employees of the Company. The SERP is designed to encourage retention and provides eligible participants with monthly retirement benefits after a participant becomes fully vested in the SERP. SERP benefits vest after a participant (a) provides continuous service to the Company for at least five years after adoption of the SERP or a total of 15 years and (b) reaches the age of 55. Benefits are generally determined by multiplying a percentage equal to 2.5% of each participant’s average monthly earnings by the number of years of a participant’s service with the Company, up to 20 years. Currently, Mr. Pence, Ms. Shonk-Simmons, Mr. Dick and Mr. Griesemer participate in the SERP.

Compensation of CEO

The Compensation Committee uses the same procedures described above for other executive officers in setting the annual salary and bonus for the Company’s CEO. In light of Mr. Pence’s equity holdings, the Committee has not in the past awarded stock options or other equity-based compensation to Mr. Pence. Additionally, Mr. Pence has never been awarded a retention compensation agreement. The Compensation Committee determines the CEO’s salary based on factors such as the Company’s achievement of operational and financial goals and on comparisons of CEO compensation in similar companies. During fiscal 2005, considering these factors and recognizing Mr. Pence’s continued strong leadership and his lack of participation in the Company’s equity-based incentive programs, the Committee approved an increase in Mr. Pence’s base compensation from $800,000 to $825,000. In addition, based on an analysis of Mr. Pence’s total compensation package, and its relation to the level of compensation paid to other executive officers of the Company and of peer companies, and in light of his substantial contribution to the Company, the Committee approved Mr. Pence’s inclusion in the SERP described above. Mr. Pence is fully vested in the retirement benefits payable to him under the SERP. In fiscal 2005, as in prior years, Mr. Pence also participated in the Company’s executive incentive program as described above, pursuant to which his incentive pay was determined based on the Company achieving its corporate goals for revenue growth and EBIT and the Compensation Committee’s evaluation of his individual performance.

Compliance with Internal Revenue Code Section 162(m).

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based and does not apply to options granted by the Compensation Committee under the Plan at fair market value on the grant date. A portion of the compensation paid to the Company’s CEO and its President and Chief Merchandising Officer during the fiscal year ended January 28, 2006 exceeded the $1 million limit. Compensation paid to the Company’s other executive officers during the fiscal year ended January 28, 2006 did not exceed the $1 million limit. The Compensation Committee anticipates that non-performance based compensation to be paid to the Company’s CEO, President and Chief Merchandising Officer and other executives during the fiscal year ending February 3, 2007 will not exceed the $1 million limit. The Committee may continue to authorize compensation payments that are not deductible if, in its judgment, such payments are necessary to achieve the Company’s compensation objectives.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.

FROM THE MEMBERS OF THE COMPENSATION COMMITTEE

James R. Alexander

Jerry Gramaglia

Kay Isaacson-Leibowitz

Robert H. McCall

PERFORMANCE GRAPH

The following performance graph shows the percentage change in cumulative total return to a holder of the Company’s Common Stock (NASDAQ:CWTR) compared with the cumulative total return, assuming dividend reinvestment, of the NASDAQ Composite Index and the industry peer group indicated below, during the period from March 2, 2001 through January 28, 2006. The Company paid no cash dividends during the periods presented.

Comparison of Five Year Cumulative Total Return*

* $100 invested on March 2, 2001 in stock or index including reinvestment of dividends.

Peer Group:	Chico’s FAS, Inc. (NASDAQ:CHS) Nordstrom, Inc. (NASDAQ:JWN) The J. Jill Group, Inc. (NASDAQ: JILL) Ann Taylor Stores Corp. (NASDAQ:ANN) Talbots, Inc. (NASDAQ:TLB)

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

Audit Committee Report on the Fiscal Year Ended January 28, 2006

The information contained in this report shall not be deemed to be soliciting material or filed with the SEC, or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Board’s Audit Committee (the “Committee”) is comprised solely of independent directors, as defined by the rules of NASDAQ and the SEC. The members of the Committee are James R. Alexander, Curt Hecker and Robert H. McCall (Chairman). Warren Hashagen joined the Committee on March 27, 2004 and left the Committee on June 11, 2005. The Committee met ten times during the fiscal year ended January 28, 2006.

The Committee is governed by a written charter adopted and approved by the Board. The Committee reviews the charter and assesses its adequacy annually. The Committee oversees the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm for the fiscal year ended January 28, 2006, KPMG LLP, were responsible for performing an independent audit of the Company’s consolidated financial statements for the fiscal year ended January 28, 2006 in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Company’s independent registered public accounting firm, as well as the Company’s internal auditor, have full access to the Committee and regularly meet with the Committee without management being present to discuss appropriate matters.

Based on the Committee’s review of the audited consolidated financial statements, its discussion with management regarding the audited consolidated financial statements, its receipt from KPMG LLP of written disclosures and the letter required by Independence Standards Board Standard No. 1, its discussions with KPMG LLP regarding its independence, the audited financial statements, the matters required to be discussed by the Statement on Auditing Standards 61, as amended, and other matters, the Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended January 28, 2006 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

FROM THE MEMBERS OF THE AUDIT COMMITTEE

James R. Alexander

Curt Hecker

Robert H. McCall

BOARD AND COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Other than that disclosed immediately hereafter, no current executive officer of the Company has ever served as a member of the Board of Directors, or any committee thereof, of any other entity that has or has had one or more executive officers serving as a member of the Company’s Board, or any committee thereof. From March 2002 to December 2005, Mr. Pence served on the Board of Directors of publicly-held Intermountain Community Bancorp, and its wholly-owned subsidiary, Panhandle State Bank. Mr. Hecker, a member of the Company’s Board and a member of its Executive Committee, Audit Committee and Nominating and Corporate Governance Committee, serves as President, Chief Executive Officer and a Board member of Intermountain Community Bancorp and as Chief Executive Officer and a Board member of Panhandle State Bank. Mr. Hecker served on the Compensation Committee from November 9, 2002 to June 12, 2004.

Since June 12, 2005, the Compensation Committee consisted of James R. Alexander (Chairman), Jerry Gramaglia, Kay Isaacson-Leibowitz and Robert H. McCall and until June 11, 2005 included Warren R. Hashagen. None of the individuals serving on the Compensation Committee during fiscal year 2005 was an officer or employee of the Company during the fiscal year 2005, was an officer of the Company prior to fiscal year 2005 or had any relationship required to be disclosed by the rules of the SEC under the “Certain Relationships and Related Transactions” heading below with the exception of Warren R. Hashagen, who entered into a consulting agreement with the Company upon his departure from the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dennis Pence and Ann Pence personally participate in a business jet fractional share program through two entities they own. Ann Pence, who was the Vice Chairman of the Company’s Board of Directors until August 2004, is a holder of more than five percent of the Company’s common stock and holds the title of Chairman Emeritus. The Company maintains an arrangement with Dennis Pence and Ann Pence pursuant to which, on occasion, it reimburses them for the usage of their fractional share interests to fulfill a portion of its business travel needs. For flights by Mr. Pence and other corporate executives made exclusively for official corporate purposes, the Company reimburses these entities for:

•	a usage based pro rata portion of the actual financing costs of the jet fractional share rights;

•	a usage based pro rata portion of the actual monthly maintenance fees; and

•	actual hourly usage fees.

Aggregate expense reimbursements totaled approximately $550,000 during the fiscal year ended January 28, 2006. In addition to providing for a more efficient utilization of executive time, the Company believes that these reimbursements constituted a savings as compared to the costs which would have been incurred had the Company chartered comparable aircraft. In October 2005, the Company obtained interests in a business jet fractional share program sufficient to satisfy its executive travel requirements.

On June 14, 2003, the Company’s Board of Directors approved a charitable contribution of $100,000 to the Morning Light Foundation, Inc., a not-for-profit organization. Dennis Pence, the Company’s Chairman and Chief Executive Officer, is the founder and a board member of the Morning Light Foundation, Inc.

Ann Pence retired from her position as a Director of the Company effective August 23, 2004. In connection with her retirement, and in recognition of her contributions as co-founder of the Company,

she was given the honorary title of Chairman Emeritus and was extended certain post-retirement benefits. During the fiscal 2004 third quarter, the Company accrued the net present value of the expected future benefit costs in the amount of $200,000.

Effective June 11, 2005, in connection with his resignation from the Company’s Board of Directors, Warren R. Hashagen entered into an agreement to provide strategic and operational consulting services. The agreement, which expires on June 10, 2006, unless earlier terminated by either party, provides for cash compensation of $20,000 per month, plus reimbursement of expenses. The agreement also includes customary confidentiality provisions and requires Mr. Hashagen to notify the Company prior to engaging in business activities that are competitive with the Company’s business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for fiscal year 2005 with all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten-percent beneficial owners except for one non-timely filed Form 4 for Dennis Pence.

ANNUAL REPORT

The Annual Report of the Company for the fiscal year ended January 28, 2006 has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material. In compliance with Rule 14a-3 promulgated under the Securities Exchange Act of 1934, the Company hereby undertakes to provide without charge to each person upon written request, a copy of the Company’s Annual Report on Form 10-K, including the financial statements thereto. Requests for such copies should be directed to Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho 83864, Attention: Investor Relations. Copies of the Company’s various SEC reports, including its Annual Report on Form 10-K, are available for immediate retrieval from the SEC’s web site (www.sec.gov) and are available on the Investor Relations portion of the Company’s website at www.coldwatercreek.com.

PROPOSAL 2:

APPROVAL OF THE COMPANY’S

2006 EMPLOYEE STOCK PURCHASE PLAN

This section provides a summary of the terms of the 2006 Employee Stock Purchase Plan and the proposal to approve the plan.

The Board of Directors approved the Company’s 2006 Employee Stock Purchase Plan on March 24, 2006, subject to stockholder approval at this meeting. The Company is asking the stockholders to approve the 2006 Employee Stock Purchase Plan as the Company believes the plan will be a valuable tool in motivating its employees. The purpose of the 2006 Employee Stock Purchase Plan is to enable eligible employees of the Company or any of its participating affiliates, through payroll deductions, to purchase shares of Common Stock, to increase the employees’ interest in its growth and success and encourage employees to remain in the employ of the Company or its participating affiliates. There are currently no participants in the 2006 Employee Stock Purchase Plan. Because participation in the 2006 Employee Stock Purchase Plan is subject to the discretion of each eligible employee and the amounts received by participants under the plan are subject to the fair market value of the Common Stock on future dates, the benefits or amounts that will be received by any participant or groups of participants if the 2006 Employee Stock Purchase Plan is approved are not currently determinable. On the Record Date, there were approximately six executive officers and 7,700 employees of the Company and its subsidiaries who were eligible to participate in the 2006 Employee Stock Purchase Plan.

Description of the Plan

A description of the 2006 Employee Stock Purchase Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2006 Employee Stock Purchase Plan, a copy of which is attached as Exhibit A to this proxy statement.

As of the Record Date, 1,800,000 shares of Common Stock are available for purchase by eligible employees of the Company or any of its participating affiliates. The shares of Common Stock issuable under the 2006 Employee Stock Purchase Plan may, in the discretion of the Board of Directors or the Executive Committee of the Board of Directors (the “Executive Committee”), be authorized but unissued shares, treasury shares, or shares purchased on the open market.

The 2006 Employee Stock Purchase Plan permits eligible employees to elect to have a portion of their pay deducted by the Company to purchase shares of Common Stock. In the event there is any increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company (for instance, by a recapitalization or stock split), there may be a proportionate adjustment to the number and kinds of shares that may be purchased under the 2006 Employee Stock Purchase Plan. The Executive Committee will determine the length and duration of the periods during which payroll deductions will be accumulated to purchase shares of Common Stock, provided that the duration of each such period shall not exceed 27 months. This period is known as the offering period. The first offering period is expected to begin July 1, 2006 and is expected to have a duration of four months.

Optional Purchase Periods.    The Company may, but is not required to, permit periodic purchases of stock within a single offering period. The periods during which payroll deductions are accumulated for these purchases are referred to as purchase periods.

Administration.    The 2006 Employee Stock Purchase Plan will be administered by the Executive Committee. The Executive Committee has the authority to interpret the 2006 Employee Stock Purchase Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the 2006 Employee Stock Purchase Plan. All of the Executive Committee’s determinations will be final and binding.

Eligibility.    Any employee of the Company or its participating affiliates may participate in the 2006 Employee Stock Purchase Plan, except the following, who are ineligible to participate: (i) an employee whose customary employment is for five months or less in any calendar year; (ii) an employee whose customary employment is 20 hours or less per week; and (iii) an employee who, after exercising his or her rights to purchase stock under the 2006 Employee Stock Purchase Plan, would own stock (including stock that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. The Board of Directors or the Executive Committee may terminate the participation of the employees of a particular participating affiliate if it deems it advisable to do so. An employee must be employed on the last day of the offering period (or purchase period, if applicable) in order to acquire stock under the 2006 Employee Stock Purchase Plan unless the employee is on an approved leave of absence.

Participation Election.    An eligible employee may become a participant in the 2006 Employee Stock Purchase Plan by completing an election to participate in the 2006 Employee Stock Purchase Plan on a form provided by the Company and submitting that form to the Company’s payroll department. The form will authorize the Company to have deductions, not to exceed 15% of pay, made from pay on each pay day following enrollment in the 2006 Employee Stock Purchase Plan. The deductions or contributions will be credited to the employee’s account under the 2006 Employee Stock Purchase Plan. A participating employee may decrease his or her percentage of payroll deduction or contribution once during a purchase period. An employee may not during any offering period increase his or her percentage of payroll deduction or contribution for that offering period, nor may an employee withdraw any contributed funds other than by terminating participation in the 2006 Employee Stock Purchase Plan (as described below). A participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next offering period, by delivering to the Company a new form regarding election to participate in the 2006 Employee Stock Purchase Plan. A participating employee may terminate payroll deductions or contributions at any time at least five business days prior to the last trading day of the offering period (or purchase period, if applicable) by written notice to the Company. In this event, the participating employee may elect to either (i) have his or her option to purchase reduced to the number of shares which may be purchased, as of the Purchase Date, with the amount then credited to the employee’s account, or (ii) withdraw the amount in his or her account and terminate his or her option to purchase.

Purchase Price.    Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each offering period. The purchase price for each share (the “Purchase Price”) will be set by the Board of Directors or the Executive Committee. The Purchase Price for an offering period may not be less than 85% of the fair market value of the Common Stock on the first trading day of the offering period or the day on which the shares are purchased (the “Purchase Date”), whichever is lower. Initially, it is expected that the purchase price will be 95% of the fair market value of the Common Stock on the Purchase Date.

Purchase Limit.    No employee may purchase Common Stock in any calendar year under the 2006 Employee Stock Purchase Plan and all other “employee stock purchase plans” of the Company and its participating affiliates having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the offering period. The Board of Directors or Executive Committee may also impose a limitation on the number or value of shares of Common Stock an employee may purchase during an offering period (or purchase period, if applicable). Unless and until the Board of Directors or the Executive Committee determines otherwise, no employee may purchase more than 1,000 shares of Common Stock during an offering period (or purchase period, if applicable), subject to adjustment as provided under the 2006 Employee Stock Purchase Plan.

Purchase of Common Stock.    On the Purchase Date, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the 2006 Employee Stock Purchase Plan for such period. Common Stock purchased under the 2006 Employee

Stock Purchase Plan will be held in the custody of an agent designated by the Company. The agent may hold the Common Stock purchased under the 2006 Employee Stock Purchase Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate, without identification as to individual employees. The Executive Committee may impose the requirement that an employee may not instruct the agent to have any shares reissued in the employee’s own name and have the applicable stock certificate delivered to the employee until two years (or such shorter period as the Board of Directors or Executive Committee may designate) following the first day of the offering period in which such shares were purchased and one year following the date the shares were purchased under the 2006 Employee Stock Purchase Plan. The Executive Committee may also require that all sales of shares prior to the expiration of this period be performed through a licensed broker acceptable to the Company. In addition, the Executive Committee may elect to impose a holding period requirement of up to two years from the Purchase Date for shares of Common Stock purchased by participating employees under the 2006 Employee Stock Purchase Plan.

If in any purchase or offering period the number of unsold shares that may be made available for purchase under the 2006 Employee Stock Purchase Plan is insufficient to permit eligible employees to exercise their rights to purchase shares, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately.

Termination of Participation.    A participating employee will be refunded all monies in his or her account, and his or her participation in the 2006 Employee Stock Purchase Plan will be terminated, if: (i) the employee ceases to be eligible to participate in the 2006 Employee Stock Purchase Plan, or (ii) the employee leaves the employ of the Company or a participating affiliate for any reason prior to the Purchase Date. A participating employee’s participation in the 2006 Employee Stock Purchase Plan will also terminate in the event that the Board of Directors elects to terminate the plan; provided that, termination of the plan will not impair the vested rights of the participant. In addition, as described above, a participating employee’s option to purchase will terminate if he or she elects to cease payroll deductions and withdraw the amount of his or her account.

Authorized Leave of Absence.    Payroll deductions may be suspended for a participating employee during any period of absence of the employee from work due to an authorized leave of absence or, if the employee so elects, periodic payments to the 2006 Employee Stock Purchase Plan by the employee may continue to be made in cash. If the participating employee returns to active service prior to the Purchase Date, the employee’s payroll deductions will be resumed. If the employee did not make periodic cash payments during the employee’s period of absence, the employee may elect (by written notice to the Company within 10 days after his or her return to active service) to either: (i) make up any deficiency in the employee’s account resulting from a suspension of payroll deductions by an immediate cash payment; (ii) not to make up the deficiency in his or her account, in which event the number of shares to be purchased by the employee will be reduced to the number of whole shares which may be purchased with the amount, if any, credited to the employee’s account on the Purchase Date; or (iii) withdraw the amount in the employee’s account and terminate the employee’s option to purchase. If a participating employee’s period of authorized leave of absence terminates on or before the Purchase Date, and the employee has not resumed active employment with the Company or a participating affiliate, the employee will receive a distribution of his or her account.

Transferability of Shares.    No participating employee may assign his or her rights to purchase shares of Common Stock under the 2006 Employee Stock Purchase Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the 2006 Employee Stock Purchase Plan may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s beneficiary or if no beneficiary is named, to the employee’s estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

Amendment of Plan.    The Board of Directors or the Executive Committee may, at any time, amend the 2006 Employee Stock Purchase Plan in any respect; provided, however, that without approval of the Board of Directors and the shareholders of the Company, no amendment shall be made (i) increasing the number of shares that may be made available for purchase under the 2006 Employee Stock Purchase Plan or (ii) changing the eligibility requirements for participating in the 2006 Employee Stock Purchase Plan. No amendment may be made to the 2006 Employee Stock Purchase Plan that impairs the vested rights of participating employees.

Termination of Plan.    The Board of Directors may terminate the 2006 Employee Stock Purchase Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participants that have vested at the time of termination. In any event, the 2006 Employee Stock Purchase Plan shall, without further action of the Board of Directors, terminate at the earlier of (i) 10 years after adoption of the 2006 Employee Stock Purchase Plan by the Board of Directors and (ii) such time as all shares of Common Stock that may be made available for purchase under the 2006 Employee Stock Purchase Plan have been issued.

Reorganizations.    Upon a reorganization (or certain other corporate transactions) in which the Company is not the surviving corporation or a sale of all or substantially all of the Company’s assets or stock, the 2006 Employee Stock Purchase Plan and all rights outstanding under it shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation or assumption of the 2006 Employee Stock Purchase Plan, or for the substitution of the rights under the 2006 Employee Stock Purchase Plan with rights covering the stock of the successor corporation. The Board of Directors will send written notice of an event that will result in such a termination of the plan to all participating employees at least 10 days prior to the termination date.

No Employment Rights.    Neither the 2006 Employee Stock Purchase Plan nor any right to purchase Common Stock under the 2006 Employee Stock Purchase Plan confers upon any employee any right to continued employment with the Company or a participating affiliate.

Federal Income Tax Consequences

The 2006 Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the 2006 Employee Stock Purchase Plan are taxable income to participating employees in the year in which the amounts otherwise would have been received, but the participating employees will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase Common Stock (on the first day of an offering period) or when the right to purchase Common Stock is exercised (on the last day of the offering period).

If the participating employee holds the Common Stock purchased under the 2006 Employee Stock Purchase Plan for at least two years after the first day of the offering period in which the Common Stock was acquired (the “Grant Date”) and for at least one year after the Common Stock is purchased, when the participating employee disposes of the Common Stock, he or she will recognize as ordinary income an amount equal to the lesser of:

(i) the excess of the fair market value of the Common Stock on the date of disposition over the price paid for the Common Stock; or

(ii) the fair market value of the Common Stock on the Grant Date multiplied by the discount percentage for stock purchases under the 2006 Employee Stock Purchase Plan. The discount percentage is generally 15%, although the Company may use a lesser discount percentage, including a zero discount percentage.

If the participating employee disposes of the Common Stock within two years after the Grant Date or within one year after the Common Stock is purchased, he or she will recognize ordinary income equal to the fair market value of the Common Stock on the last day of the offering period in which the Common Stock was acquired less the amount paid for the Common Stock. The ordinary income recognition pertains to any disposition of Common Stock acquired under the 2006 Employee Stock Purchase Plan (such as by sale, exchange or gift).

Upon disposition of the Common Stock acquired under the 2006 Employee Stock Purchase Plan, any gain realized in excess of the amount reported as ordinary income will be reportable by the participating employee as a capital gain, and any loss will be reportable as a capital loss. Amounts required to be reported as ordinary income on the disposition of the Common Stock may be added to the purchase price in determining any remaining capital gain or loss. Capital gain or loss will be long-term if the employee has satisfied the two-year holding period requirement described above or, in any event, if the employee has held the Common Stock for at least one year. Otherwise, the capital gain or loss will be short-term.

If the participating employee satisfies the two-year holding period for Common Stock purchased under the 2006 Employee Stock Purchase Plan, the Company will not receive any deduction for federal income tax purposes with respect to that Common Stock or the right under which it was purchased. If the employee does not satisfy the two-year holding period, the Company will be entitled to a deduction in any amount equal to the amount that is considered ordinary income. Otherwise, the 2006 Employee Stock Purchase Plan has no tax effect on the Company.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state and local, foreign or estate and gift tax consequences that may arise in connection with participation in the 2006 Employee Stock Purchase Plan.

The following table summarizes the Company’s equity compensation plans that have been approved by the stockholders as of January 28, 2006:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options and restricted stock units (a)	Weighted-average exercise price of outstanding options and restricted stock units (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Amended and Restated Stock Option/Stock Issuance Plan	3,845,847	$5.14	4,078,940

Vote Required

The affirmative vote of at least a majority of the shares of Common Stock present in person or by proxy at the 2006 Annual Stockholders Meeting and entitled to vote is required for approval of the 2006 Employee Stock Purchase Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to approve the 2006 Employee Stock Purchase Plan.

The Board of Directors recommends that shareholders vote “FOR” the approval of the 2006 Employee Stock Purchase Plan and the reservation of 1,800,000 shares of Common Stock thereunder.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

General

The Board of Directors has approved, and is recommending to the stockholders for approval at the Annual Meeting, an amendment to Article Fourth, subsection (a) of the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 150,000,000 to 300,000,000. The Board of Directors determined that this amendment is advisable and should be considered at the Annual Meeting. The Company is currently authorized to issue 1,000,000 shares of Preferred Stock, par value $0.01 per share, and the proposed amendment will not affect this authorization.

The text of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock as described in this proposal is set forth in Exhibit B attached to this proxy statement and is incorporated by reference herein.

If the amendment to the Amended and Restated Certificate of Incorporation is approved by the stockholders, the Company will promptly file a Certificate of Amendment with the Delaware Secretary of State reflecting the increase in authorized shares. The amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Delaware Secretary of State.

Purposes and Effects of the Increase in the Authorized Number of Shares of Common Stock

The Company’s Amended and Restated Certificate of Incorporation currently authorizes the issuance of 150,000,000 shares of Common Stock. As of the close of business on the record date, 92,359,252 shares of Common Stock were issued and outstanding, 3,416,240 shares were issuable pursuant to outstanding options or outstanding restricted stock units, and 4,173,608 shares were reserved for future grants under the Amended and Restated Stock Option/Stock Issuance Plan. Additionally, as discussed above under Proposal 2, 1,800,000 shares of Common Stock will be reserved under the 2006 Employee Stock Purchase Plan if approved by the Company’s stockholders.

The Board believes that the proposed increase to 300,000,000 authorized shares of Common Stock is desirable so that, as the need may arise, the Company will have the flexibility to issue shares of Common Stock without additional expense or delay in connection with possible future stock dividends or stock splits, equity financings, future opportunities for expanding the Company’s business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes. As of the date of this Proxy Statement, the Board of Directors has not taken any action to issue the additional authorized shares for any such purposes.

On five occasions in the past, the Board of Directors has declared stock dividends. These 50% stock dividends, which were declared on December 19, 2002, August 4, 2003, June 12, 2004, February 12, 2005 and December 10, 2005, each had the effect of a 3-for-2 stock split on the issued and outstanding Common Stock. Although the Board of Directors has taken no action with respect to future stock dividends, it may do so at any time in the future that it determines a stock dividend to be in the best interests of the Company and its stockholders, subject to the availability of authorized shares. The proposed increase in authorized Common Stock would provide the Board of Directors with greater flexibility to declare additional stock dividends in the future.

Each additional share of Common Stock authorized by the amendment to the Amended and Restated Certificate of Incorporation will have the same rights and privileges as each share of

Common Stock currently authorized or outstanding. The holders of Common Stock have no preemptive rights. Authorized but unissued shares of Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the stockholders, except as otherwise required by applicable law or stock exchange policies.

The adoption of this proposed amendment to the Amended and Restated Certificate of Incorporation will result in a greater number of shares of Common Stock available for issuance. Stockholders could therefore experience a significant reduction in their stockholders’ interest with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares are issued other than through a proportional issuance such as a stock split or stock dividend.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could be issued (within the limits imposed by applicable law) in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. Existing provisions in the Company’s Amended and Restated Certificate of Incorporation and Bylaws may also have the effect of delaying or preventing a merger with or acquisition of the Company, even where the stockholders may consider it to be favorable. These provisions could also prevent or hinder an attempt by stockholders to replace the Company’s current directors and include: (i) providing for a classified Board of Directors with staggered, three-year terms; (ii) prohibiting cumulative voting in the election of directors; (iii) authorizing the issuance of “blank check” preferred stock; (iv) limiting persons who can call special meetings of the Board of Directors or stockholders; (v) prohibiting stockholder action by written consent; and (v) establishing advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted on by stockholders at a stockholders meeting.

Vote Required

The approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

The Board of Directors recommends that stockholders vote FOR Proposal 3 approving an amendment to the Company’s Amended and Restated Certificate of Incorporation.

PROPOSAL 4

RATIFICATION OF SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 19, 2006, the Company dismissed KPMG LLP (“KPMG”), which had served as the Company’s independent registered public accountants through the fiscal year ended January 28, 2006, and selected Deloitte & Touche LLP (“Deloitte & Touche”) to serve as the Company’s independent registered public accountants for the fiscal year ending February 3, 2007. The decision was made and approved by the Audit Committee of the Board of Directors of the Company. The Board is hereby asking the Company’s stockholders to ratify the selection of Deloitte & Touche as the Company’s independent registered public accountants for the fiscal year ending February 3, 2007. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to ratify the selection of Deloitte & Touche. If the stockholders fail to ratify the selection of Deloitte & Touche, the Audit Committee would reconsider such selection.

Dismissal of Independent Registered Public Accounting Firm

The audit reports of KPMG on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended January 28, 2006 and January 29, 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the January 29, 2005 opinion stated that the Company restated its fiscal 2003 and fiscal 2002 consolidated financial statements in order to correct an error in accounting for rent expense. The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of January 28, 2006 and January 29, 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of January 29, 2005, because of the effects of the material weakness on the achievement of certain control objectives, and contains an explanatory paragraph that states:

“The Company did not maintain adequate policies and procedures relative to the selection, monitoring and review of lease accounting practices to ensure the related leasing transactions were accounted for in accordance with generally accepted accounting principles. As a result of this deficiency, annual rent expense in prior periods had been understated. On March 9, 2005, the Company announced that it would restate certain of its previously issued financial statements to reflect the correction of errors in the Company’s lease accounting.”

The Company has authorized KPMG to respond fully to the inquiries of the successor independent registered public accounting firm concerning the subject matter of the material weakness.

In connection with the audits of the Company’s consolidated financial statements for each of the fiscal years ended January 28, 2006 and January 29, 2005 and through the date of this proxy statement, there were: (1) no disagreements between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except as described in the following paragraph.

In Item 9A of the Company’s Annual Report on Form 10-K for the year ended January 29, 2005, management of the Company reported that it had assessed the effectiveness of the Company’s internal control over financial reporting as of January 29, 2005 and had identified a material weakness in internal control over financial reporting as described above. The material weakness resulted in an adverse opinion from KPMG on the effectiveness of the Company’s internal control over financial reporting as of January 29, 2005.

The Company has provided KPMG a copy of the disclosures provided in the current report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 25, 2006 (the “Form 8-K”) reporting such change in accountants and requested that KPMG furnish it with a letter addressed to the SEC stating whether or not KPMG agrees with the Company’s statements in the Form 8-K. A copy of the letter dated April 20, 2006 furnished by KPMG in response to that request is filed as Exhibit 16.1 to the Form 8-K.

Engagement of New Independent Registered Public Accounting Firm

Prior to the selection of Deloitte & Touche to provide the audit of the Company’s financial statements and the review of interim filings, the Company did not consult Deloitte & Touche regarding any matter requiring disclosure under Item 304(a)(2) of Regulation S-K.

The Company requested that Deloitte & Touche review the Form 8-K and provided Deloitte & Touche with the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company in the Form 8-K. Deloitte & Touche has notified the Company that it has reviewed the Form 8-K and has no intention or basis on which to submit a letter addressed to the SEC in response to Item 304 of Regulation S-K.

Representatives of KPMG and Deloitte & Touche are expected to attend the Annual Meeting. The representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions of the stockholders.

The Company’s Board recommends that stockholders vote FOR the ratification of the selection of Deloitte & Touche as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007.

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended January 28, 2006 and January 29, 2005, and fees billed by KPMG LLP during those periods.

	Fiscal 2005	Fiscal 2004
Audit Fees	$723,000	$1,006,564
Audit Related Fees (1)	18,000	18,000

Total Fees	$741,000	$1,024,564

(1)	Audit Related Fees represent fees billed for audits and other services related to the Company’s 401(k) plan.

The Audit Committee has considered whether the performance of the above noted services is compatible with maintaining the auditor’s independence and has determined that the performance of such services has not adversely affected the auditor’s independence.

The Audit Committee shall approve in advance all audit, review or attest engagements and any non-audit services (to the extent permitted under applicable law) and the audit fees and all other compensation to be paid to the Company’s independent registered public accounting firm.

The Chairman of the Audit Committee has been authorized to pre-approve non-audit related services performed by the Company’s independent registered public accounting firm provided that the Chairman notifies the Audit Committee of any non-audit related services approved under this authority at its next meeting. The Audit Committee may also adopt pre-approval policies and procedures that are detailed as to the particular service. The Audit Committee shall be promptly informed of all services approved pursuant to any pre-approval policies and procedures.

All services performed by the Company’s independent registered public accounting firm in fiscal year 2005 were pre-approved by the Audit Committee.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

Dennis C. Pence

Chairman of the Board of Directors,

Chief Executive Officer and Secretary

May 8, 2006

Sandpoint, Idaho

Appendix A

COLDWATER CREEK INC.

Charter of the Audit Committee of the Board of Directors

Revised June 10, 2005

I.    Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee shall strive to set the “tone at the top” for quality financial reporting and sound internal controls. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Review and monitor the independence of the Company’s independent auditors.

•	Oversee the audit of the Company’s financial statements.

•	Monitor the performance of the Company’s independent auditors and internal auditing department.

•	Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

•	Make regular reports to the Board concerning Audit Committee activities.

While the Audit Committee has the responsibilities and duties set forth in this Charter, it is not the responsibility of the Audit Committee to plan and conduct the audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Audit Committee’s responsibility in this regard is one of oversight and review.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.    Audit Committee Composition and Meetings

The Audit Committee will be comprised of three or more directors as determined by the Board. The members of the Audit Committee will meet the independence requirements of the Securities and Exchange Commission and the Nasdaq National Market with allowed exceptions (as determined by the Board). The members of the Audit Committee will meet the experience and financial literacy requirements of the Nasdaq National Market. Members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise as required by the listing standards of the Nasdaq National Market and applicable law.

Audit Committee members and the Audit Committee Chair shall be appointed annually by the Board at which time the Board shall reassess the independence and financial expertise of the members to be appointed to the Audit Committee for the following year.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall approve the agenda for each meeting. The Audit Committee will meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. The Audit Committee shall encourage executive sessions at each of its meetings in order to assist in providing a regular forum for candid discussion. In addition, the Audit Committee will communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III.    Audit Committee Responsibilities and Duties

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission (SEC) regulations.

2.	Review the Company’s annual audited financial statements prior to filing or public disclosure. Review should include discussion with management and independent auditors of significant issues or disagreements regarding accounting principles, practices, and judgments, including critical accounting policies, alternative accounting treatments under GAAP (including the ramifications of such alternative treatments and the treatment preferred by the auditors), and review all management letters and other material written communication between the auditors and management.

3.	In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review the significant findings prepared by the independent auditors and the internal auditing department together with managements’ responses, including the status of previous recommendations.

4.	Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards (SAS) 61 as amended by SAS 90.

5.	Review the Company’s stock exchange certification and proxy statement disclosures related to the audit committee.

Independent Auditors

1.	The independent auditors shall report directly to the Audit Committee. The Audit Committee shall review annually the independence of the auditors, and shall have sole authority for the evaluation, appointment, funding, oversight (including resolution of any disagreements between management and the independent auditors regarding financial reporting) and, when circumstances warrant, the discharge of the independent auditors.

2.

The Audit Committee shall approve in advance all audit, review or attest engagements and any non-audit services (to the extent permitted under applicable law) and the audit fees and all other compensation to be paid to the independent auditors. The following non-audit services are not to be provided by the independent auditors: (1) bookkeeping or other services related to the accounting records or financial statements of the audit client; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions; (7) human resources; (8) broker-dealer, investment adviser or investment banking services; (9) legal services; or (10) expert services unrelated to the audit. The Audit Committee may adopt pre-approval policies and procedures that are detailed as to the particular service or delegate pre-approval responsibility to a member of the Audit Committee. The Audit Committee shall be promptly informed of all services approved pursuant to any pre-approval policies and procedures or by a member delegated with pre-approval authority.

3.	On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence and obtain a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1.

4.	Review the independent auditors audit plan and engagement letter—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

5.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with American Institute of Certified Public Accountants (AICPA) SAS 61 as amended by SAS 90.

6.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting. Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Company’s financial statements.

Internal Audit Department and Legal Compliance

1.	Review the budget, plan, changes in plan, activities, organizational structure, independence and authority of its reporting obligations, and qualifications of the internal audit department, as needed.

2.	Review the appointment, performance, and, if necessary, replacement of the senior internal audit executive.

3.	Review and oversee the bonus compensation program for internal audit personnel and other designated finance and accounting personnel.

4.	Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

5.	On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. Review all reports concerning any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

Other Audit Committee Responsibilities

1.	Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company’s annual proxy statement.

2.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

3.	Review financial and accounting human resources and succession planning within the Company.

4.	Establish procedures for the confidential submission, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. These procedures must allow for the confidential, anonymous submission of complaints by employees regarding any questionable accounting or auditing matter.

5.	Perform any other activities consistent with the Charter, the Company’s by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

6.	Review and approve any related party transactions in which the Company’s officers or directors have an interest and that are required to be disclosed by the Company in SEC filings pursuant to the rules and regulations of the SEC.

*****

Exhibit A

EMPLOYEE STOCK PURCHASE PLAN

COLDWATER CREEK INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

COLDWATER CREEK INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors of the Company has adopted this Employee Stock Purchase Plan to enable eligible employees of the Company and its Participating Affiliates, through payroll deductions, to purchase shares of the Company’s Common Stock. The Plan is for the benefit of the employees of the Company and any Participating Affiliates. The Plan is intended to benefit the Company by increasing the employees’ interest in the Company’s growth and success and encouraging employees to remain in the employ of the Company or its Participating Affiliates. The provisions of the Plan are set forth below:

1.	DEFINITIONS

1.1.    “Base Salary” means the regular annual base salary paid to an employee by the Company and any one or more Participating Affiliates, if applicable, during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the employee to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Participating Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the employee’s by the Company or any Participating Affiliate under any employee benefit or welfare plan now or hereafter established.

1.2.    “Board” means the Board of Directors of the Company.

1.3.    “Code” means the Internal Revenue Code of 1986, as amended.

1.4.    “Committee” means a committee of, and designated from time to time by resolution of, the Board.

1.5.    “Common Stock” means the Company’s common stock, par value $0.01 per share.

1.6.    “Company” means Coldwater Creek Inc.

1.7.    “Effective Date” means March 24, 2006, the date the Plan is approved by the Board.

1.8.    “Fair Market Value” means the value of each share of Common Stock subject to the Plan on a given date determined as follows: if on such date the shares of Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on NASDAQ, or are publicly traded on an established securities market, the fair market value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the exchange or market selected by the Board or the Committee if there is more than one such exchange or market) on such date or, if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such day or, if no sale of the shares of Common Stock is reported for such day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange, quoted on such System or traded on such a market, fair market value shall be determined by the Board or the Committee in good faith.

1.9.    “Offering Period” means the period determined by the Committee pursuant to Section 8 during which payroll deductions are accumulated for the purpose of purchasing Common Stock under the Plan.

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1.10.    “Participating Affiliate” means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(e) and (f) of the Code and the regulations thereunder).

1.11.    “Plan” means the Coldwater Creek Inc. 2006 Employee Stock Purchase Plan.

1.12.    “Purchase Period” means the period designated by the Committee on the last trading day of which purchases of Common Stock are made under the Plan.

1.13.    “Purchase Price” means the purchase price of each share of Common Stock purchased under the Plan.

2.	SHARES SUBJECT TO THE PLAN.

Subject to adjustment as provided in Section 26 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 1,800,000. The shares issuable under the Plan may, in the discretion of the Board or the Committee, be authorized but unissued shares, treasury shares, or shares purchased on the open market.

3.	ADMINISTRATION.

The Plan shall be administered under the direction of the Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan. Unless the Board determines otherwise, the Committee shall be the Executive Committee of the Board.

4.	INTERPRETATION.

It is intended that the Plan will meet the requirements for an “employee stock purchase plan” under Section 423 of the Code, and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons.

5.	ELIGIBLE EMPLOYEES.

Any employee of the Company or any of its Participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee whose customary employment is for not more than five months in any calendar year; and (b) an employee whose customary employment is 20 hours or less per week; and (c) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. The Board or the Committee may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular Participating Affiliate.

6.	PARTICIPATION IN THE PLAN.

An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the Payroll Department of the Company. The form will authorize: (i) payment of the Purchase Price by payroll deductions, and (ii) the purchase of shares of Common Stock for the employee’s account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of an Offering Period.

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7.	OFFERINGS.

At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 6 above), the employee shall elect to have deductions made from his or her pay on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee’s account under the Plan. No interest shall accrue on the payroll deductions of a participating employee. An employee may not during any Offering Period change his or her percentage of payroll deduction for that Offering Period, nor may an employee withdraw any contributed funds, other than in accordance with Sections 16 through 20 below.

8.	OFFERING PERIODS AND PURCHASE PERIODS.

The commencement date and duration of the Offering Periods and Purchase Periods shall be determined by the Committee; provided, that, the duration of each Offering Period shall not exceed 27 months. The first Offering Period under the Plan shall commence on the date determined by the Committee. Each Offering Period may consist of one or more Purchase Periods, as determined by the Committee. Notwithstanding the foregoing, commencing with the Effective Date and until the Board or the Committee determines otherwise, each Offering Period and Purchase Period shall be the same duration.

9.	RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE.

Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period. The Purchase Price of each share of Common Stock shall be determined by the Board or the Committee; provided, however, that the Purchase Price shall not be less than the lesser of 85 percent of the Fair Market Value of the Common Stock (i) on the first trading day of the Offering Period or (ii) on the last trading day of the Purchase Period; provided, further, that in no event shall the Purchase Price be less than the par value of the Common Stock.

10.	TIMING OF PURCHASE

Unless a participating employee has given prior written notice terminating such employee’s participation in the Plan, or the employee’s participation in the Plan has otherwise been terminated as provided in Sections 16 through 20 below, such employee will be deemed to have exercised automatically his or her right to purchase Common Stock on the last trading day of the Purchase Period (except as provided in Section 16 below) for the number of shares of Common Stock which the accumulated funds in the employee’s account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 15 below and subject to adjustment under Section 26 below.

11.	PURCHASE LIMITATION

Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and all other “employee stock purchase plans” of the Company and its Participating Affiliates shares of Common Stock having an aggregate Fair Market Value in excess of $25,000, determined as of the first trading date of the Offering Period as to shares purchased during such period. Effective upon the last trading day of the Purchase Period, a participating employee will become a stockholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto. In addition, the Committee or the Board may impose a limit on the number of shares or the value of shares that an employee may purchase in each Offering or Purchase Period; provided, that, such limitations shall be imposed prior to

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the start of the relevant Offering or Purchase Period. Unless and until the Board or the Committee determines otherwise, no employee may purchase more than 1,000 shares of Common Stock during a Purchase Period (subject to adjustment as provided in Section 26 below), and no employee may elect payroll deductions at a rate greater than 15% of his or her Base Salary.

12.	ISSUANCE OF STOCK CERTIFICATES AND SALE OF PLAN SHARES.

On the last trading day of the Purchase Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Purchase Period. Shares purchased under the Plan will be held in the custody of an agent (the “Agent”) appointed by the Board or the Committee. The Agent may hold the shares purchased under the Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate without identification as to individual participating employees. The Committee shall have the right to require any or all of the following with respect to shares of Common Stock purchased under the Plan:

(i)    that a participating employee may not request that all or part of the shares of Common Stock be reissued in the employee’s own name and the stock certificates delivered to the employee until two years (or such shorter period of time as the Board or the Committee may designate) have elapsed since the first day of the Offering Period in which the shares were purchased and one year has elapsed since the day the shares were purchased (the “Section 423 Holding Period”);

(ii)    that all sales of shares during the Section 423 Holding Period applicable to such shares be performed through a licensed broker acceptable to the Company; and

(iii)    that participating employees abstain from selling or otherwise transferring shares of Common Stock purchased pursuant to the Plan for a period lasting up to two years from the date the shares were purchased pursuant to the Plan.

13.	WITHHOLDING OF TAXES.

To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Offering Period in which the shares were purchased must within 30 days of such transfer notify the Payroll Department of the Company in writing of such transfer.

14.	ACCOUNT STATEMENTS.

The Company will cause the Agent to deliver to each participating employee a statement (which may be in electronic form) for each Purchase Period during which the employee purchases Common Stock under the Plan, reflecting the amount of payroll deductions during the Purchase Period, the number of shares purchased for the employee’s account, the price per share of the shares purchased for the employee’s account and the number of shares held for the employee’s account at the end of the Purchase Period.

15.	PARTICIPATION ADJUSTMENT.

If in any Purchase Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 2 above is insufficient to permit exercise of all rights

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deemed exercised by all participating employees pursuant to Section 10 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee’s account after such exercise will be refunded to the employee.

16.	CHANGES IN ELECTIONS TO PURCHASE.

Ceasing Payroll Deductions or Periodic Payments

A participating employee may, at least 5 business days prior to the last trading day of the Purchase Period, by written notice to the Company, direct the Company to cease payroll deductions in accordance with the following alternatives:

(i)    The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee’s account; or

(ii)    Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

Decreasing Payroll Deductions During a Purchase Period

A participating employee may decrease his or her rate of contribution once during a Purchase Period (but not below one percent (1%) of Base Salary) by delivering to the Company a new form regarding election to participate in the Plan under Section 6 above.

Modifying Payroll Deductions or Periodic Payments at the Start of an Offering Period

Any participating employee may increase or decrease his or her payroll deduction, to take effect on the first day of the next Offering Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 6 above.

17.	TERMINATION OF EMPLOYMENT.

In the event a participating employee leaves the employ of the Company or a Participating Affiliate for any reason prior to the last day of the Purchase Period, subject to Section 18 below, the amount in the employee’s account will be distributed to the employee (or to the employee’s beneficiary (or estate in the case a beneficiary is not named) in the case of the employee’s death) and the employee’s option to purchase will terminate.

18.	AUTHORIZED LEAVE OF ABSENCE.

Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to authorized leave of absence, or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

If such employee returns to active service prior to the last day of the Purchase Period, the employee’s payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee’s period of absence, the employee shall, by written notice to the Company’s Payroll Department within 10 days after the employee’s return to active service, but not later than the last day of the Purchase Period, elect:

(a)    To make up any deficiency in the employee’s account resulting from a suspension of payroll deductions by an immediate cash payment;

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(b)    Not to make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the employee’s account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

(c)    Withdraw the amount in the employee’s account and terminate the employee’s option to purchase.

A participating employee on authorized leave of absence on the last day of the Purchase Period shall deliver written notice to his or her employer on or before the last day of the Purchase Period, electing one of the alternatives provided in the foregoing clauses (a), (b) and (c) of this Section 18. If any employee fails to deliver such written notice within 10 days after the employee’s return to active service or by the last day of the Purchase Period, whichever is earlier, the employee shall be deemed to have elected subsection 18(c) above.

If the period of a participating employee’s authorized leave of absence shall terminate on or before the last day of the Purchase Period, and the employee shall not resume active employment with the Company or a Participating Affiliate, the employee shall receive a distribution in accordance with the provisions of Section 17 of this Plan.

19.	FAILURE TO MAKE PERIODIC CASH PAYMENTS.

Under any of the circumstances contemplated by this Plan, where the purchase of shares is to be made through periodic cash payments in lieu of payroll deductions, the failure to make any such payments shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under this Plan by the participating employee.

20.	TERMINATION OF PARTICIPATION.

A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan as provided in Section 25 below, or (b) the employee ceases to be eligible to participate in the Plan under Section 5 above. As soon as practicable following termination of an employee’s participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee’s account and a stock certificate representing the number of whole shares held in the employee’s account. Once terminated, participation may not be reinstated for the then current Offering Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.

21.	ASSIGNMENT.

No participating employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s beneficiary (or estate in the case a beneficiary is not named)). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

22.	APPLICATION OF FUNDS.

All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees. Participating employees’ accounts will not be segregated.

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23.	NO RIGHT TO CONTINUED EMPLOYMENT.

Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its Participating Affiliates, nor will an employee’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its Participating Affiliates to terminate the employee’s employment at any time.

24.	AMENDMENT OF PLAN.

The Board or the Committee may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 9 above used in calculating the Purchase Price); provided, however, that without approval of the Board and the stockholders of the Company no amendment shall be made (a) increasing the number of shares specified in Section 2 above that may be made available for purchase under the Plan (except as provided in Section 26 below) or (b) changing the eligibility requirements for participating in the Plan. No amendment may be made that impairs the vested rights of participating employees.

25.	TERM AND TERMINATION OF THE PLAN.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the stockholders of the Company; provided, however, that upon approval of the Plan by the stockholders of the Company, all rights to purchase shares granted under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan on or before one year after the Effective Date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect, and all contributed funds shall be refunded to participating employees. No shares shall be sold pursuant to the Plan unless the Plan is approved by the Company’s stockholders in accordance with this Section 25. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate ten (10) years after the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 2 above have been issued.

26.	EFFECT OF CHANGES IN CAPITALIZATION.

Changes in Stock.

If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares that may be purchased under the Plan (including the limit on the number of shares that may be purchased by an employee during a Purchase Period or Offering Period) shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding shares of the Common Stock of the Company,

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the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares for which rights are outstanding under the Plan, and (ii) the Purchase Price per share.

Reorganization in Which the Company Is the Surviving Corporation.

Subject to Section 0, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

Reorganization in Which the Company Is Not the Surviving Corporation, Sale of Assets or Stock, and other Corporate Transactions.

Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 80 percent of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Period and the Purchase Period shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 12 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees at least ten (10) days prior to the date upon which the Plan will be terminated.

Adjustments.

Adjustments under this Section 26 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

No Limitations on Company.

The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

27.	GOVERNMENTAL REGULATION.

The Company’s obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.

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28.	STOCKHOLDER RIGHTS.

The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. Any shares of Common Stock held by the Agent for an employee’s account will be voted in accordance with the employee’s duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.

29.	RULE 16b-3.

Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board or the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

30.	PAYMENT OF PLAN EXPENSES.

The Company will bear all costs of administering and carrying out the Plan.

*  *  *

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This Plan was duly adopted and approved by the Board of Directors of the Company on the              of                     , 2006.

[ ]
Secretary

This Plan was duly approved by the stockholders of the Company on the              of                     , 2006.

[ ]
Secretary

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Exhibit B

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

COLDWATER CREEK INC.

(Pursuant to Section 242)

Coldwater Creek Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows for the purpose of amending its Amended and Restated Certificate of Incorporation:

FIRST:	The name of the corporation is Coldwater Creek Inc. (the “Corporation”). The Corporation was originally incorporated on March 1, 1996 pursuant to the DGCL. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on or about November 22, 1996 (the “Certificate of Incorporation”). A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on or about August 18, 2000. A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on or about December 8, 2004.

SECOND:	The board of directors of the Corporation duly adopted resolutions approving the following amendment to the Certificate of Incorporation (the “Amendment”) in accordance with the provisions of Section 242 of the DGCL, declaring such Amendment to be advisable and calling for the approval of the stockholders of the Corporation to such Amendment.

THIRD:	The Amendment was duly adopted and approved in accordance with the provisions of Section 211 of the DGCL by the required vote of the stockholders of the Corporation at the Annual Meeting of the Stockholders of the Corporation.

FOURTH:	The Corporation’s Certificate of Incorporation is hereby amended as provided herein. Article FOURTH, subsection (a) shall be deleted in its entirety and replaced with the following:

FOURTH.    (a)    The Corporation is authorized to issue 301,000,000 shares of capital stock, par value $0.01 per share. The shares shall be divided into two classes, designated as follows:

Designation of Class	Number of Shares	Par Value per Share
Common Stock	300,000,000	$0.01
Preferred Stock	1,000,000	$0.01

TOTAL:	301,000,000

FIFTH:	Except as expressly amended by this Amendment, the provisions of the Certificate of Incorporation shall remain in full force and effect.

*  *  *  *  *  *  *

1

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been executed this      day of                      2006.

Coldwater Creek Inc.

Dennis C. Pence Chief Executive Officer

2

COLDWATER CREEK INC.

PROXY FOR

ANNUAL MEETING OF STOCKHOLDERS

JUNE 10, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on June 10, 2006 and the Proxy Statement and appoints Dennis C. Pence and Melvin Dick, and each or either of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Coldwater Creek Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held June 10, 2006 at 9:30 a.m. local time and at any adjournment or postponement thereof.

(continued and to be marked, dated and signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

? Detach here from proxy voting card. ?

The Board of Directors recommends a vote FOR proposals Nos. 1, 2, 3 and 4. This Proxy, when properly executed, will be voted as specified hereon.

This Proxy will be voted FOR proposals Nos. 1, 2, 3 and 4 if no specification is made.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

1. Election of the following nominees as Class III directors:

FOR all nominees WITHHOLD (except as listed AUTHORITY to the contrary below) to vote for all nominees

Nominees: 01 Dennis C. Pence, 02 Robert H. McCall

(Instructions: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the line below.)

2. To approve the 2006 Employee Stock Purchase Plan and the reservation of 1,800,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) for issuance thereunder.

3. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation that will increase the number of authorized shares of Common Stock from 150,000,000 to 300,000,000 shares.

4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007.

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

Signature: Date:

Please sign exactly as your name(s) is(are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

? Detach here from proxy voting card. ?